EXHIBIT 4.12
                                  ------------

     FOURTH SUPPLEMENTAL INDENTURE (the "Supplement"), dated as of July 28, 1999, is entered into by and among CANANDAIGUA BRANDS, INC. (formerly known as Canandaigua Wine Company, Inc.), a Delaware corporation (the "Company"), Barton Canada, Ltd., an Illinois corporation, Simi Winery, Inc., a California corporation, Franciscan Vineyards, Inc., a Delaware corporation, Allberry, Inc., a California corporation, M.J. Lewis Corp., a California corporation, Cloud Peak Corporation, a California corporation, Mt. Veeder Corporation, a California corporation and SCV-EPI Vineyards, Inc., a New York corporation, each being, directly or indirectly, a wholly-owned subsidiary of the Company (individually the "New Guarantor" and collectively the "New Guarantors"), and HARRIS TRUST AND SAVINGS BANK , as Trustee (the "Trustee").

                 RECITALS OF THE COMPANY AND THE NEW GUARANTORS

     WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of October 29, 1996, as supplemented, among the Company, the Guarantors and the Trustee (the "Indenture") providing for the issuance by the Company of $65,000,000 aggregate principal amount of the Company's 8 3/4% Senior Subordinated Notes due 2003 (the "Securities") and pursuant to which the Guarantors have agreed to guarantee, jointly and severally, the full and punctual payment and performance when due of all Indenture Obligations.

     WHEREAS,  the New  Guarantors  have  become  Subsidiaries  and  pursuant to
Section 1014(b) of the Indenture are obligated to enter into the Supplement thereby guaranteeing the punctual payment and performance when due of all Indenture Obligations;

     WHEREAS, pursuant to Section 901(e) of the Indenture, the Company, the New Guarantors and the Trustee may enter into this Supplement without the consent of any Holder;

     WHEREAS, all conditions and requirements necessary to make the Supplement valid and binding upon the Company and the New Guarantors, and enforceable against the Company and the New Guarantors in accordance with its terms, have been performed and fulfilled;

     NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Securities, as follows:


                                   ARTICLE ONE
                                THE NEW GUARANTEE

     Section 1.01. For value received, the New Guarantors, in accordance with Article Fourteen of the Indenture, hereby absolutely, unconditionally and irrevocably guarantee (the "New Guarantee"), jointly and severally among themselves and the Guarantors, to the Trustee and the Holders, as if each New Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of the New Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonably legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this New

Guarantee). The agreements made and obligations assumed hereunder by the New Guarantors shall constitute and shall be deemed to constitute a Guarantee under the Indenture and for all purposes of the Indenture as if each New Guarantor was originally named therein as a Guarantor.

     Section 102. The New Guarantee shall be automatically and unconditionally released and discharged upon the occurrence of the events set forth in Section 1014(c) of the Indenture.

     Section 103. The New Guarantors hereby waive and will not in any manner whatsoever, claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee under the Indenture.


                                   ARTICLE TWO
                                  MISCELLANEOUS

     Section 201. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Except as supplemented hereby, the Indenture (including the Guarantees incorporated therein) and the Securities are in all respects ratified and confirmed and all the terms and provisions thereof shall remain in full force and effect.

     Section 202. This Supplement shall be deemed effective as of the close of business on June 4, 1999.

     Section 203. The recitals contained herein shall be taken as the statements of the Company and the New Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.

     Section 204. This Supplement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

     Section 2.05. This Supplement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.


                                        CANANDAIGUA BRANDS, INC.


[Corporate Seal]                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

Attest: /s/David S. Sorce
        -----------------
Title:  Secretary


                                        BARTON CANADA, LTD.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President


                                        SIMI WINERY, INC.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  President and Treasurer


                                        FRANCISCAN VINEYARDS, INC.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        ALLBERRY, INC.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer

                                        M.J. LEWIS CORP.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        CLOUD PEAK CORPORATION


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        MT. VEEDER CORPORATION


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        SCV-EPI VINEYARDS, INC.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        HARRIS TRUST AND SAVINGS BANK


[Corporate Seal]                        By: /s/D. G. Donovan
                                            -----------------------------------
                                            Name:  D. G. Donovan
                                            Title: Assistant Vice President


Attest: /s/C. Potter
        ----------------------
Title:  Assistant Secretary